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                                                                    EXHIBIT 4(i)

                             AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT


     AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of November 25, 1997, between Clinicor, Inc., a Nevada corporation (the "Company"), Oracle Partners, L.P. a Delaware limited partnership, Quasar International Partners, C.V., Oracle Institutional Partners, L.P. and GSAM Oracle Fund, Inc. (collectively, the "Oracle Entities").

     WHEREAS, the Company and the Oracle Entities have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated July 15, 1996, pursuant to which the Company (i) issued to the Oracle Entities and their designated assigns shares of the Company's Convertible Preferred Stock (redesignated as the Class A Convertible Preferred Stock (the "Class A Preferred Stock")), and (ii) granted certain registration rights to the holders of shares of the Class A Preferred Stock as more fully set forth in Section 2.5 thereof.

     WHEREAS, the Company and Oracle Partners, L.P. have entered into a Loan Agreement (the "Loan Agreement"), dated July 1, 1997, pursuant to which the Company (i) issued to Oracle Partners, L.P. and its designated assigns a Warrant (the "Warrant") to purchase certain shares of Common Stock of the Company, and
(ii) granted certain registration rights to the holder thereof as more fully set forth in that certain Registration Rights Agreement (the "Registration Rights Agreement"), dated July 1, 1997, by and between the Company and Oracle Partners, L.P.

     WHEREAS, the Company and the Oracle Entities deem it desirable in connection with issuance and sale of the Company's Class B Preferred Stock to amend and restate the registration rights of the holders of (i) the Company's Class A Preferred Stock by deleting the registration rights contained in the Stock Purchase Agreement and substituting therefor the registration rights contained in this Amended and Restated Registration Rights Agreement and (ii) the Warrant by substituting the registration rights contained in the Registration Rights Agreement with the registration rights contained in this Amended and Restated Registration Rights Agreement (the holders of shares of Class A Preferred Stock, shares of Common Stock issued upon conversion of shares of Class A Preferred Stock, the Warrant and shares of Common Stock issued upon exercise of the Warrant, collectively referred to herein as the "Holders;" shares of Common Stock issued or issuable upon conversion of shares of Class A Preferred Stock and shares of Common Stock issued or issuable upon exercise of the Warrant, collectively referred to herein as "Registrable Securities").

     NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

           Section 1.    Covenant to Register.  At any time on or after August
                         --------------------
13, 1998, upon the request in writing by the Holder, or if more than one Holder, by the Holders holding at least a majority of the Registrable Securities, the Company shall file a registration statement with the Securities and Exchange Commission (the "Commission") to register all Registrable Securities of the Holder(s) requesting such registration for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), covering


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all of such Registrable Securities. Such registration statement shall be on Form
S-3 under the Securities Act, if such Form is then available for use by the Company, or another appropriate form that is available to the Company permitting registration of such Registrable Securities for resale by the Holder(s) in the manner or manners reasonably designated by the Holder(s) (including, without limitation, one or more underwritten offerings). The Company shall use its best efforts to prosecute the registration (the "Registration") of such Registrable Securities pursuant to the Securities Act. The Company shall use its best efforts to cause such Registrable Securities to be registered as soon as practicable after the filing of the registration statement relating to such Registrable Securities, but in no event later than 180 days after the filing of such registration statement. The Holder(s) shall cooperate with the Company to provide all such necessary information as shall be required by the Company to file the registration statement relating to the Registration. In addition, the Company shall use its best efforts to list such Registrable Securities on NASDAQ or on such other securities exchange as such Registrable Securities may then be listed. The Company shall maintain the prospectus relating to such Registrable Securities effective for so long as the Holder(s) desires to dispose of such Registrable Securities, not to exceed a period of five years from the date that the registration statement was declared effective by the Commission.

           Section 2.    Demand and "Piggyback" Registration Rights.
                         ------------------------------------------

           (a) If at any time after the date hereof during which there is no effective registration statement relating to the Registrable Securities, the Company shall be requested in writing by the Holder, or if more than one Holder, by the Holders holding at least a majority of the Registrable Securities (the "Initiating Holders") to effect the registration under the Securities Act of the Registrable Securities, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on a form of general use under the Securities Act, of all Registrable Securities which the Company has been requested to register; provided, however, that the Company shall not be obligated to effect such registration if (i) such Registrable Securities are to be registered on Form S-1, Form SB-1 or Form SB-2 for use under the Securities Act and (ii) the Initiating Holders cannot reasonably expect the sale of such Registrable Securities to result in gross aggregate proceeds of at least $4,000,000. The Company shall not be obligated to cause to become effective more than three (3) registration statements pursuant to which Registrable Securities are registered under this Section 2(a), provided that in the event the Company effects a Registration pursuant to Section 1 above, such number of registration statements under this Section 2(a) shall not exceed two (2) and further provided that in the event the Holder(s) elects to join a demand registration pursuant to
Section 2(c) of that certain Registration Rights Agreement (the "Class B Registration Rights Agreement"), dated as of the date hereof, by and between the Company and Sirrom Capital Corporation, d/b/a Tandem Capital (together with its designated assigns, "the Class B Holders"), and the Registrable Securities requested to be included in such registration statement are sold pursuant to such registration statement (a "Joined Registration"), then each such Joined Registration shall constitute one (1) registration statement required to be effected by the Company under this Section 2(a). Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holder(s) in response to a request for registration under this Section 2(a) a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after

                                       2
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receipt of the request by the Initiating Holder(s); provided, however, that the
Company may not utilize this right more than once in any 12-month period. In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2(a):

                 (i) During the period starting with the date 30 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 120 days after the effective date of, a registration subject to Section 2(b) hereto; provided that the Company is actively employing in good faith its best efforts to cause such registration statement to be filed and thereafter to become effective; or

                 (ii) With respect to Registrable Securities in a Registration that may be immediately registered or that are registered on Form S-3 pursuant to a request made pursuant to Section 1 above.

           (b) At any time after the date hereof, the Company shall, at least thirty (30) days prior to the filing of any registration statement under the Securities Act (other than a registration statement on Form S-8 or Form S-4 or any successor forms) relating to the public offering of its Common Stock by the Company or any of its security holders, give written notice of such proposed filing and of the proposed date thereof to each Holder, and if, on or before the twentieth (20th) day following the date on which such notice is given, the Company shall receive a written request from a Holder requesting that the Company include among the securities covered by such registration statement some or all of the Registrable Securities held by or to be held after conversion of the shares of Class A Preferred Stock or exercise of the Warrant by such Holder, the Company shall include such Registrable Securities in such registration statement, if filed, so as to permit such Registrable Securities to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request.

           (c)   Upon receipt by the Company of a request for registration under
Section 2(a), the Company promptly shall give written notice of such request to the Class B Holders. If, on or before the fifteenth (15/th/) day following the date on which such notice is given, the Company shall receive a written request from any of the Class B Holders to join in the registration pursuant to Section 2(a), then the Company shall deliver a copy of such request to the Initiating Holder(s), in which event such joining holder(s) shall be deemed to be an "Initiating Holder" for the purposes of this Agreement, provided however, that if the Common Stock requested to be included by such joining holder(s) in the Initiating Holder's registration under Section 2(a) hereof are sold thereunder, then such joined registration shall constitute one (1) of the permitted registration statements under Section 2(a) of the Class B Registration Rights Agreement, and further provided that the number of shares of Common Stock requested by the joining holder(s) to be included in such registration shall not exceed the result obtained by multiplying the aggregate number of shares of Common Stock with unexercised registration rights granted by the Company pursuant to the Class B Registration Rights Agreement then owned by all Class B Holders times a fraction, the numerator of which is the number of shares of Common Stock for which the actual Initiating Holder(s) are then requesting registration under Section 2(a) hereof and the denominator of which is the aggregate number of Registrable Securities with unexercised registration rights granted by the Company pursuant to this Agreement then owned by all Holders.

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           Section 3.    Terms and Conditions of Registration.  Except as
                         ------------------------------------
otherwise provided herein, in connection with any registration statement filed pursuant to Sections 1 or 2 herein, the following provisions shall apply:

           (a)   If such registration statement shall be filed pursuant to
Section 2(b) hereof and if the managing underwriter advises the Company in writing that the inclusion in such registration of some or all of the Registrable Securities sought to be registered by the Holder(s) creates a substantial risk that the proceeds or price per share that will be derived from such registration will be reduced or that the number of shares to be registered at the insistence of the Holder(s), plus the number of shares of Common Stock sought to be registered by the Company and any other shareholders of the Company is too large a number to be reasonably sold, then, in such event, the number of Registrable Securities to be included in the registration and underwriting (but, in any registration initiated by the Company, not the number of securities to be registered by the Company unless the Company has otherwise agreed) may be limited by the managing underwriter, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) proposed to be included in registration by participating Holders or any other shareholders having "piggyback" registration rights granted by the Company to such other shareholder not later than the date hereof; provided, that the number of securities proposed to be included in the registration by any other shareholder having "piggyback" registration rights granted by the Company to such other shareholder after the date hereof shall be limited or to the extent necessary excluded from such registration before any securities (including, without limitation, Registrable Securities) proposed to be included in the registration by participating Holders or other shareholders having "piggyback" registration rights granted by the Company to such other shareholder not later than the date hereof shall be limited, unless the Holder(s) and the Class B Holders shall have consented to the granting of more favorable "piggyback" rights after the date hereof as provided in Section 8. The number of securities includable by any Holder or other person may, in the discretion of the managing underwriter, be rounded to the nearest one hundred (100) shares. No securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration. Notwithstanding anything in this Agreement to the contrary, prior to the date one (1) year from the date hereof, in the event that the number of Registrable Securities owned by the Holder(s) and included in any registration and underwriting pursuant to Section 2(b) hereof is less than the number of Registrable Securities sought to be registered thereby by operation of the provisions of this Section 3(a), the number of shares of Common Stock owned by the Class B Holders to be included in the registration and underwriting pursuant to Section 2(b) and Section 3(a) of the Class B Registration Rights Agreement shall not exceed two-thirds (2/3) of the aggregate number of Registrable Securities included in such registration and underwriting by the Holder(s).

           (b) If requested by the Holder(s) in connection with a registration statement filed pursuant to Section 1 or Section 2(a), the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company, the Holder(s) and the underwriters, and to contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in such agreements used by the managing underwriter, including, without limitation, restrictions of sales of Registrable Securities or other securities by the Company as may be reasonably agreed to between the Company and such underwriters, and indemnities and rights to contributions to the effect and to the extent provided in Sections 4 and 5 hereof. The Holder(s) shall be a party to any underwriting agreement relating to an underwritten sale of its Common Stock and may, at its option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters, shall also be made to and for the benefit of the Holder. All representations and warranties of the Holder(s) shall be made to or for the benefit of the Company.

           (c) The Company shall provide a transfer agent and registrar (which may be the same entity) for the Common Stock, not later than the effective date of such registration.

           (d) All expenses in connection with the preparation and filing of a registration statement filed pursuant to Sections 1, 2(a) or 2(b) shall be borne solely by the Company, except for any transfer taxes payable with respect to the disposition of such Registrable Securities, and any underwriting discounts and selling commissions applicable solely to such sales of Registrable Securities, which shall be paid by the Holder(s) of the Registrable Securities being registered.

           (e) The Company shall use its best efforts to cause all of the shares covered by such registration statement to be listed on NASDAQ or on such other securities exchange as such shares may then be listed, on which similar shares are listed for trading, if the listing of such registered shares is permitted by such exchange.

           (f) Following the effective date of such registration statement, the Company shall, upon the request of any Holder, forthwith supply such number of prospectuses (including exhibits thereto and preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act and such other documents as are referred to in the prospectus as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of its Registrable Securities.

           (g) (i) Each Holder agrees that it will not effect any sales of Registrable Securities pursuant to a Registration described in Section 1 after such Holder has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event (as defined in Section 3(g)(ii) below) until the Company provides notice to such Holder that all Suspension Events have ceased to exist. In addition, each Holder agrees that it will not effect any sales of Registrable Securities pursuant to the Registration described in Section 1 after such Holder has received notice from the Company to suspend sales because the registration statement pursuant to which such sale is to be effected, and the related prospectus or any supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, until the Company notifies such Holder that the misstatement or omission has been corrected. The Company hereby covenants and agrees that it will use its best efforts to promptly correct any such misstatement or omission, or to cure any Suspension Event, and that it will give immediate notice to the Holder of such correction or cure.

                 (ii) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation to file a registration statement pursuant to
Section 1 hereof and make any filings with any state securities authority, to use its best efforts to cause a registration statement or any state securities filings to become effective, or to amend or supplement such a registration statement or any state securities filings shall be temporarily suspended in the event of and during a

                                       5
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Suspension Event. A "Suspension Event" shall exist at such times that (A) the
Company is not eligible to use Form S-3 for the registration contemplated by
Section 1 hereof, or (B) the Company is conducting an underwritten primary offering and is advised by the underwriters therein that sale of Registrable Securities under the registration statement filed pursuant to Section 1 hereof would have a material adverse effect on the Company's offering, or (C) negotiations and/or consummation are pending relating to a transaction or the occurrence of some other event (x) where any of the foregoing would require disclosure under applicable securities laws of material information in a registration statement (or any other document incorporated into a registration statement by reference) or such state securities filings and (y) as to which the Company has a bona fide business purpose, as determined in good faith by its Board of Directors, for preserving confidentiality or which renders the Company unable to comply with the Commission's requirements. Suspension of the Company's obligations pursuant to this Section 3(g)(ii) shall continue only for so long as a Suspension Event is continuing. The Company shall notify each Holder immediately after any Suspension Event occurs or ceases to exist.

           (h) The Holder(s) may select the underwriter or underwriters, if any, who are to undertake any offering and distribution of the Registrable Securities to be included in a registration statement filed under the provisions of Section 1 or 2(a) hereof, subject to the Company's prior approval of the underwriter, which approval shall not be unreasonably withheld; provided, however, that in the event there is a Joined Registration, the Initiating Holders shall mutually select the managing underwriter(s), except that in the event the Initiating Holders are unable to mutually agree on a managing underwriter(s), the actual Initiating Holder shall have the right to select the managing underwriter(s) which shall be reasonably acceptable to the joining Initiating Holder, and further provided that in the event there is a subsequent Joined Registration for which Initiating Holders are unable to mutually agree on the selection of a managing underwriter(s), the other Initiating Holder shall have the right to select the managing underwriter(s), which managing underwriter(s), irrespective of who was the actual Initiating Holder in such subsequent Joined Registration, shall be reasonably acceptable to the Initiating Holder.

           (i) The Company shall use its best efforts to register the Registrable Securities covered by any such registration statements filed pursuant to Section 1 or 2 under such securities or Blue Sky laws in addition to those in which the Company would otherwise sell shares, as the Holder(s) shall request, except that neither the Company nor any of the Holders shall for any such purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified. The fees and expenses incurred in connection with such registration shall be borne by the Company.

           (j) The Holder(s) shall cooperate fully with the Company and provide the Company with all information reasonably requested by the Company for inclusion in the registration statement or as necessary to comply with the Securities Act. The Company shall cooperate fully with any underwriters selected by the Holder(s) and counsel to such underwriters, and shall provide reasonable and customary access to the Company's books and records (upon receipt from such underwriters of customary confidentiality agreements) in order to facilitate such underwriters' review and examination of the Company in connection with such underwriting.

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

           (k) The Company shall notify the Holder(s), at any time after effectiveness when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, the Holder(s) shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Company if requested to do so by it), and at the request of any Holder prepare and furnish such Holder as promptly as practicable, but in any event within 90 days, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

           (l) The Company shall furnish to the Holder(s) at the time of the disposition of the Registrable Securities, a signed copy of an opinion of the Company's regular in-house or outside general counsel, or other counsel of the Company's selection reasonably acceptable to, and which opinion shall be reasonably satisfactory in form and substance to, the Holder(s) to the effect that: (i) a registration statement covering such Registrable Securities has been filed with the Commission under the Securities Act and has been declared effective by order of the Commission, (ii) said registration statement and prospectus contained therein comply as to form in all material respects with the requirements of the Securities Act, and nothing has come to such counsel's attention (after due inquiry) which would cause such counsel to believe that either said registration statement or such prospectus (other than the financial statements contained therein, as to which such counsel need not express any opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of such prospectus, in light of the circumstances under which they were made) not misleading, (iii) after due inquiry such counsel knows of no legal or governmental proceedings required to be described in such registration statement or prospectus which are not described as required, or of any contracts or documents of a character required to be described in such registration statement or such prospectus to be filed as an exhibit to such registration statement or to be incorporated by reference therein which are not described and filed as required and (iv) to such counsel's knowledge, no stop order has been issued by the Commission suspending the effectiveness of such registration statement; it being understood that such opinion may contain such qualifications and assumptions as are customary in the rendering of similar opinions, and that such counsel may rely, as to all factual matters treated therein, on certificates of the Company (copies of which shall be delivered to the Holder(s)).

           (m) The Company will use its best efforts to comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent it shall be required to do so pursuant to such sections, and at all times while so required shall use its best efforts to comply with all other public information reporting requirements of the Commission (including reporting requirements which serve as a condition to utilization of Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any of the Company's Registrable Securities held by the Holder(s). The Company will also cooperate with

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the Holder(s) in supplying such information and documentation as may be necessary for any Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Company's Registrable Securities held by such Holder.

           (n) If the managing underwriter of a Joined Registration advises the Initiating Holders in writing that, after the exclusion of all shares sought to be registered in such registration by the Company and other shareholders with "piggyback" rights, that the inclusion in such registration of some or all of the securities sought to be registered by the Initiating Holders creates a substantial risk that the proceeds or price per share that will be derived from such registration will be reduced or that the number of shares of Common Stock sought to be registered by the Initiating Holders is too large a number to be reasonably sold, then, in such event, the number of shares to be included in the Joined Registration and underwriting may be limited by the managing underwriter, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) proposed to be included in the Joined Registration by the actual Initiating Holders and the deemed Initiating Holders.

           Section 4.    Indemnification.
                         ---------------

           (a) In the event of the registration of any Registrable Securities by the Company under the Securities Act pursuant to the provisions of Sections 1 or 2, the Company agrees to indemnify and hold harmless each Holder of such Registrable Securities, each underwriter, broker or dealer, if any, and their respective directors, officers and employees, and each other person, if any, who controls the holders of the Registrable Securities (or a permitted assignee thereof), such underwriter, broker or dealer within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Holder (and as applicable) its directors, officers or employees, or such underwriter, broker or dealer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration and will reimburse the Holder, each such underwriter, broker or dealer and controlling person, and their respective directors, officers or employees, for any legal or other expenses reasonably incurred by the Holder or such underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Holder and as applicable, such Holder' directors, officers or employees, or such underwriter, broker, dealer or controlling person designated in writing for use in the preparation thereof. Such indemnity shall remain in full effect irrespective of any investigation by any person indemnified above.

           (b) In the event of the registration of any Registrable Securities of the Holder(s) under the Securities Act for sale pursuant to the provisions of this Agreement, each Holder agrees to indemnify and hold harmless the Company, its directors, officers and employees, from and against any losses, claims, damages or liabilities, joint or several, to which the Company, its directors, officers or employees, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Holder and designated in writing for use in the preparation thereof. Such indemnity shall remain in full effect irrespective of any investigation by any person indemnified above.

           (c) Promptly after receipt by a person entitled to indemnification under this Section 4 (an "Indemnified Party") of notice of the commencement of any action or claim relating to any registration statement filed under Sections 1 or 2 or as to which indemnity may be sought hereunder, such Indemnified Party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Party"), give written notice to such Indemnifying Party of the commencement of such action or claim, but the failure to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than pursuant to the provisions of this Section 4 and shall also not relieve the Indemnifying Party of its obligations under this Section 4, except to the extent that the Indemnifying Party is damaged solely as a result of the failure to give timely notice. In case any such action is brought against an Indemnified Party, and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense with counsel satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying Party and no Indemnified Party shall enter into any settlement agreement which would impose any liability on such other party or parties without the prior written consent of such other party or parties.

           Section 5.    Contribution.  If the indemnification provided for in
                         ------------
Section 4 hereof is unavailable to the Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and any Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Holder on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and such Holder on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with such statements or omissions, as well as any other relevant equitable considerations.

           In no event shall the obligation of any Indemnifying Party to contribute under this Section 5 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4 hereof had been available under the circumstances.

           The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of a Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           Section 6.    Survival.  The indemnity and contribution agreements
                         --------
contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Registrable Securities.

           Section 7.    Remedies.  Each Holder of Registrable Securities,
                         --------
in addition to being entitled to exercise all rights hereto and all other rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

           Section 8.    Future Registration Rights.  Until such time as the
                         --------------------------
Registration has been declared effective by the Commission, the Company shall not grant to any third party any registration rights equal to or more favorable than those contained herein; provided, however, that the foregoing prohibition shall not prevent the Company from granting to a third party specific registration rights that are equal to certain of those contained herein, as long as all of the registration rights granted to such third party, taken as a whole, are less favorable to the third party that those granted to the Holder(s) herein. In the event that the Registration shall fail to remain effective (or a stop order shall be entered with respect thereto) while any of the Registrable Securities remain unsold, the provisions of this Section 8 shall become applicable once again. Notwithstanding anything in this Section 8 to the contrary, after the date hereof the Company shall not, without the prior written consent of the Holder(s) and the Class B Holders, grant "piggyback" registration rights to the holder of any securities which shall entitle such holder in the event of an underwriter's cutback to the preferred right of inclusion as described in Section 3(a) of (i) the Holder(s) and (ii) other shareholders having "piggyback" registration rights granted not later than the date hereof.

           Section 9.    Modification and Waiver.  No modification or waiver of
                         -----------------------
any provision of this Agreement and no consent by the Holder(s) to any departure therefrom by the Company shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of each Holder, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

           Section 10.   Entire Agreement.  This Agreement constitutes the
                         ----------------
entire agreement between the Company and the Oracle Entities (and each of them) regarding the registration rights of the Oracle Entities (and each of them) with respect to the Company's securities. This Agreement entirely supersedes and replaces (i) Section 2.5 of the Stock Purchase Agreement and (ii) the Registration Rights Agreement. Section 2.5 of the Stock Purchase Agreement and the Registration Rights Agreement shall, upon execution of this Agreement by all the parties hereto, be completely terminated and of no further effect whatsoever effective as of the date hereof.

           Section 11.   Governing Law.  This Agreement and the transactions
                         -------------
contemplated hereby shall be deemed to be consummated in the State of Texas and shall be governed by and interpreted in accordance with the local laws of the State of Texas without regard to the provisions thereof relating to conflict of laws.

           Section 12.    Notices.  All notices, requests, demands or other
                          -------
communications provided for herein shall be in writing and shall be deemed to have been given three days after being sent by registered or certified mail, return receipt requested, or when personally delivered, or successfully sent by facsimile transmission as evidenced by a fax machine generated confirmation report thereof, addressed as the case may be, to the Holders, or any of them, at Oracle Partners, L.P., 712 Fifth Avenue, 45th Floor, New York, New York 10019,
Attention: Larry Feinberg, Facsimile No. (212) 459-0863; with a copy to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019; Attention Robert L. Lawrence, Esq., Facsimile No. (212) 245-3009; or the Company at Clinicor, Inc., 1717 West Sixth Street, Suite 400, Austin, Texas 78703,
Attention: Robert Sammis, Facsimile No. (512) 477-0027; with a copy to Graves, Dougherty, Hearon & Moody, 515 Congress Avenue, Suite 2300, Austin, Texas,
Attention: Karen Bartoletti, Esq., Facsimile No. (512) 478-1976, or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner.

           Section 13.   Stamp or Other Tax.  Should any stamp or excise tax
                         ------------------
become payable in respect of this Agreement, or any modification hereof, the Company shall pay the same (including interest and penalties, if any) and shall hold each Holder harmless with respect thereto.

           Section 14.   Waiver of Jury Trial and Setoff.  The Company hereby
                         -------------------------------
waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement, or any instrument or document delivered pursuant to this Agreement; and the Company hereby waives the right to interpose any setoff or noncompulsory counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim.

           Section 15.   Service of Process.  The Company hereby irrevocably
                         ------------------
consents to the jurisdiction of the United States District Court located in New York City, New York in connection with any action or proceeding arising out of or relating to this Agreement. In any such litigation the Company waives personal service of any summons, complaint or other process and agrees that the service thereof may be made certified or registered mail directed to the Company at its address set forth in Section 12. Within 30 days after such mailing, the Company so served shall appear or answer to such summons, complaint or other process. Should the Company so served fail to appear or answer within said 30-day period, the Company shall be deemed in default and judgment may be entered by any Holder against the Company for the amount as demanded in any summons, complaint or other process so served.

           Section 16.   Benefit of Agreement.  This Agreement shall be
                         --------------------
binding upon and inure to the benefit of the Company and the Holder(s) and their respective successors and assigns.

           Section 17.   Counterparts.  This Agreement may be executed by the
                         ------------
parties hereto in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

           Section 18.   Severability.  Wherever possible, each provision of
                         ------------
this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           IN WITNESS WHEREOF, the Company and the Holders have caused this Amended and Restated Registration Rights Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                         CLINICOR, INC.


                         By:     /s/ JAMES W. CLARK, JR.
                                 -------------------------------------------
                         Name:   James W. Clark, Jr.
                                 -------------------------------------------
                         Title:  VP Finance, Treasurer & CFO
                                 -------------------------------------------


                         ORACLE PARTNERS, L.P.


                         By:     /s/ LARRY N. FEINBERG
                                 -------------------------------------------
                         Name:   Larry Feinberg
                                 -------------------------------------------
                         Title:  Managing General Partner
                                 -------------------------------------------


                         QUASAR INTERNATIONAL PARTNERS, C.V.


                         By:     /s/ LARRY N. FEINBERG
                                 -------------------------------------------
                         Name:   Larry Feinberg, as President of
                                 -------------------------------------------
                         Title:  Oracle Management, Inc., Investment Advisor
                                 -------------------------------------------


                         ORACLE INSTITUTIONAL PARTNERS, L.P.


                         By:     /s/ LARRY N. FEINBERG
                                 -------------------------------------------
                         Name:   Larry Feinberg
                                 -------------------------------------------
                         Title:  Managing General Partner
                                 -------------------------------------------


                         GSAM ORACLE FUND, INC.


                         By:     /s/ LARRY N. FEINBERG
                                 -------------------------------------------
                         Name:   Larry Feinberg, as President of
                                 -------------------------------------------
                         Title:  Oracle Management, Inc., Investment Advisor
                                 -------------------------------------------